UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2023

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2023, the Board of Directors (the “Board”) of UDR, Inc. (the “Company”) approved the forfeiture, for no consideration, of the performance-based supplemental equity award (the “Award”) for the Company’s Chairman and Chief Executive Officer, Thomas W. Toomey, which was originally granted to Mr. Toomey in December 2021. On November 28, 2023, Mr. Toomey voluntarily forfeited such award.

As previously disclosed in the Current Report on Form 8-K filed by the Company on December 7, 2021, the Compensation and Management Development Committee and the Board approved the Award, which would be earned only upon the achievement of absolute common stock price hurdles over a four-year measurement period commencing on December 5, 2022.

The Award consisted of Class 2 Performance LTIP Units with a value of $7,000,000 based on the closing price on December 6, 2021. The Class 2 Performance LTIP Units were granted at maximum and would be earned only to the extent that the pre-established common stock price hurdles were achieved during the performance period. The Class 2 Performance LTIP Units would, to the extent earned, vest, subject to Mr. Toomey’s continuing employment, on the fifth anniversary of the date of grant.

To date, the pre-established common stock price hurdles specified in the Award have not been achieved, and the Board has determined that the Award no longer serves its principal objective of linking Mr. Toomey’s long-term compensation opportunity with significant long-term stockholder value creation. As a result, the Board has determined that it is in the best interests of the Company for Mr. Toomey to forfeit the Award for no consideration from the Company.

The Board values Mr. Toomey’s significant contributions to the Company and expects that Mr. Toomey will enter into a mutually agreed employment agreement during the first quarter of 2024 for the purpose of retaining his services to the Company. The Board does not have any intent to grant any new supplemental equity award that would replace the Award that has been forfeited.

Forward-Looking Statements

Certain statements made in this Current Report on Form 8-K may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, general market and economic conditions, unfavorable changes in the apartment market and economic conditions that could adversely affect occupancy levels and rental rates, the impact of inflation/deflation on rental rates and property operating expenses, the availability of capital and the stability of the capital markets, rising interest rates, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule or at expected rent and occupancy levels, changes in job growth, home affordability and demand/supply ratio for multifamily housing, development and construction risks that may impact profitability, risks that joint ventures with third parties and DCP investments do not perform as expected, the failure of automation or technology to help grow net operating income, and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company’s expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

November 28, 2023	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
President and Chief Financial Officer
(Principal Financial Officer)